CONSENT OF INDEPENDENT AUDITORS
                          -------------------------------


                                                 February 24, 1999

     As independent auditors, we hereby consent to the incorporation by reference in this Form SB-2 Statement of our reports, relating to the consolidated financial statements and financial statement schedules of MedCare Technologies, Inc. for the year ended December 31, 1997 and the quarter ended September 30, 1998, included on Form SB-2 and any amendments thereto. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

                                                 /s/ Clancy and Co.
                                                 ------------------
                                                 CLANCY AND CO., P.L.L.C.
                                                 Certified Public Accountants
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